SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-BALDWIN TECHNOLOGY A

                    GAMCO INVESTORS, INC.
                                 3/22/02           10,000             1.2000
                                 3/21/02            2,000             1.1500
                                 3/15/02           10,000             1.1996
                                 3/14/02            5,000             1.2000
                                 3/13/02           10,000             1.2000
                                 3/08/02           10,000             1.2000
                                 3/04/02            5,000             1.2100
                                 2/28/02            3,100             1.2400
                                 1/29/02           10,900-            1.1683
                    GABELLI ADVISERS, INC.
                                 3/11/02           10,000             1.2420
                     GABELLI FUNDS, LLC.
                         GABELLI CAPITAL ASSET FUND
                                 2/12/02            1,100             1.3600


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.